News Release
Williams (NYSE: WMB)
One Williams Center
Tulsa, OK 74172
800-Williams

www.williams.com

Exhibit 99.1

DATE: January 9, 2017

MEDIA CONTACT:	INVESTOR CONTACTS:
Lance Latham (918) 573-9675	John Porter (918) 573-0797	Brett Krieg (918) 573-4614

WILLIAMS AND WILLIAMS PARTNERS ANNOUNCE FINANCIAL REPOSITIONING FOR LONG-TERM, SUSTAINABLE GROWTH

•	Plan to Simplify Structure, Strengthen WPZ Distribution Coverage, Enhance Credit Profile, Improve WPZ Cost of Capital, Remove WPZ Need to Access Public Equity Markets and Optimize Asset Portfolio

•	Williams to permanently waive incentive distribution rights and convert its economic general partner interest to a non-economic general partner interest for 289 million Williams Partners common units, increasing Williams’ ownership in Williams Partners to approximately 72%

•	Williams and Williams Partners to reset payouts; improve coverage at Williams Partners
○	Williams Partners’ quarterly distribution for the quarter ending March 31, 2017 expected to be reduced to $0.60 per unit ($2.40 per unit on an annualized basis), representing a 29% reduction to the current payout, and targeting 5-7% annual growth over the next several years, with expected cash distribution coverage ratio of 1.2x or more in 2017, and maintenance of strong coverage in excess of 1.1x thereafter
○	Williams’ quarterly dividend to be paid in March 2017 expected to be increased to $0.30 per share ($1.20 on an annualized basis), representing a 50% increase to the current payout, and targeting 10-15% annual growth over the next several years, with expected dividend coverage ratio of 1.3x in 2017 and coverage in excess of 1.1x thereafter; excess coverage will be used to reduce holding company debt over time

•	Williams expects to purchase additional newly issued units of Williams Partners in a private placement
○	Williams expects to fund unit purchase with equity
○	Williams expects to discontinue participation in Williams Partners’ DRIP program, upon successful completion of the transactions and asset monetizations
○	Proceeds to be invested in Williams Partners to reduce debt and fund extensive growth portfolio of fully contracted, regulated expansion projects

•	Williams Partners to continue focusing its capital resources on large-scale competitively advantaged positions in the very best natural gas markets and supply basins

•	Williams Partners targeting after-tax proceeds of over $2.0Bn from asset monetizations
○	In addition to the previously announced Geismar monetization process, we have identified other select assets that do not support the company’s clear strategy, ensuring focus on those assets that are core to Williams’ operations and growth

•	For WPZ, this series of transactions will improve its cost of capital, remove its need to access the public equity markets for the next several years, enhance growth, and provide for immediate deleveraging

•	This series of transactions solidifies WPZ as an attractive financing vehicle, facilitates a reduction of Williams’ consolidated debt using excess coverage and provides for dividend growth flexibility, while retaining the strategic and financing flexibility afforded by a dual-C-corp/MLP business model

•	Williams plans to host an investor conference call today at 3:10PM CT (4:10PM ET)

TULSA, Okla. January 9, 2017 – Williams (NYSE: WMB, “Williams”) and Williams Partners L.P. (NYSE: WPZ, “Williams Partners”) today announced an agreement to permanently waive payment obligations under the incentive distribution rights held by Williams and convert Williams’ economic general partner interest into a non-economic interest for 289 million newly issued Williams Partners common units (collectively, the “IDR Waiver”). The estimated transaction value is approximately $11.4 billion. Following the IDR Waiver, Williams will hold approximately 660 million Williams Partners common units, representing approximately 72% of the common units outstanding.

Williams also announced that it expects to purchase newly issued common units of Williams Partners at a price of $36.08586 per unit (the “Unit Private Placement”, and together with the funding with Williams equity and the IDR Waiver, the “Transactions”). Williams expects to fund the unit purchase with equity. With respect to units issued to Williams in the private placement, Williams Partners will not be required to pay distributions for the quarter ended December 31, 2016 and the prorated portion of the first quarter of 2017 up to closing of the private placement. Williams expects to discontinue participation in Williams Partners’ DRIP program, upon successful completion of the Transactions and asset monetizations.

Alan Armstrong, Williams’ president and chief executive officer, made the following statements regarding the Transactions:

“Today we announced a comprehensive series of measures to strengthen Williams’ role as North America’s premier natural gas infrastructure company. These actions will deliver immediate and ongoing benefits and position Williams and Williams Partners for long-term, sustainable growth. The improvement of Williams Partners’ cost of capital and simplified organizational structure will better align GP and LP interests as well as solidify Williams Partners’ investment-grade credit ratings. This strong financial position combined with Williams Partners’ high quality, low risk growth portfolio makes Williams a leader amongst peers.”

Effective with the quarterly distribution for the quarter ending March 31, 2017, Williams Partners expects to pay a quarterly distribution of $0.60 ($2.40 per unit on an annualized basis), a reduction of approximately 29% from Williams Partners’ expected fourth quarter 2016 distribution of $0.85 per common unit ($3.40 per unit on an annualized basis). Williams Partners expects distribution growth of 5-7% annually over the next several years. Future quarterly distributions are subject to quarterly approval by Williams Partners’ board of directors.

Williams announced that effective with the quarterly dividend to be paid in March 2017, Williams expects to pay a quarterly dividend of $0.30 per share ($1.20 per share on an annualized basis), an increase of 50% above Williams’ dividend paid in December 2016 of $0.20 per share ($0.80 per share on an annualized basis). Williams expects dividend per share growth of 10-15% annually over the next several years. Future quarterly dividend payments are subject to quarterly approval by Williams’ board of directors.

As a result of the measures announced today, Williams expects that Williams Partners will not be required to access the public equity markets for the next several years. In addition, the Transactions result in debt reduction at Williams Partners and a meaningful increase in its cash coverage ratio to approximately 1.2x in 2017 and maintenance of strong coverage in excess of 1.1x thereafter.

Dividend coverage ratio at Williams will be approximately 1.3x in 2017, with continued coverage in excess of 1.1x thereafter. Excess cash at Williams after dividend payments will be used to reduce leverage over time.

Strengthening Williams Partners’ coverage and credit profile through the Transactions will benefit stakeholders in Williams Partners, including Williams. In addition, maintaining Williams Partners as a strong, separate entity provides on-going strategic and financial flexibility to Williams, enabling it to capitalize on future opportunities to grow both organically and inorganically.

As part of Williams’ ongoing commitment to maximize returns on capital deployed, Williams today announced that, in addition to the previously announced Geismar monetization process, Williams has identified other select assets that do not support the company’s clear strategy, ensuring focus on those assets and regions that are core to Williams’ operations and growth. Williams expects to raise more than $2.0 billion in after-tax proceeds, inclusive of the ongoing Geismar monetization process.

Guidance

Current guidance for 2017 is set out in the following table:

Williams Partners	2017	Williams	2017
Amounts in billions, except per-unit cash distribution and coverage ratio amounts. All income amounts attributable to Williams Partners L.P.		Amounts in billions, except per-share cash dividend and coverage ratio amounts.

Net income (1)	$1.7	Per-share Cash Dividend	$1.20
Adjusted EBITDA (1) (2) (3)	$4.6	Cash Available for Dividends (2) (5)	$1.3
Distributable Cash Flow (2) (4)	$2.8	Dividend Coverage Ratio (2)	~1.3x
Cash Distribution Coverage Ratio (2) (4)	~1.2x
Per-unit Cash Distribution	$2.40
Total Growth Capital Expenditures	$2.1-$2.8
Transco Growth Capital Expenditures	$1.4-$1.9

(1)	Does not include any expected asset sales (e.g., Geismar). Includes amortization of $240 million associated with the $820 million Barnett & MidCon contract restructure prepayments
(2)	For Williams Partners, Adjusted EBITDA, Distributable Cash Flow and Cash Distribution Coverage Ratio are non-GAAP measures and for Williams Cash Available for Dividends and Dividend Coverage Ratio are non-GAAP measures; reconciliations to the most relevant measures are attached in this news release.
(3)	Assumes 2017 WTI oil price of approximately $55 per barrel and Henry Hub natural gas price of approximately $3.35 per mmbtu
(4)	Does not include any expected asset sales (e.g., Geismar). Also, excludes amortization of $240 million associated with the $820 million Barnett & MidCon contract restructure prepayments
(5)	Williams does not expect to be a U.S. federal income cash taxpayer through at least 2020, excluding taxes on any potential asset monetizations

Investor Conference Call

Williams will hold a conference call to discuss the transaction today at 3:10 p.m. Central Time (4:10 p.m. Eastern Time) and materials will be posted at www.williams.com. A limited number of phone lines will be available at (888) 430-8678. International callers should dial (719) 325-2477. The conference ID is 1460428. A link to the webcast, as well as replays of the webcast, will be available for two weeks following the event at www.williams.com.

Additional Detail

The IDR Waiver is effective immediately and is not subject to any further conditions or approvals.

Williams has reviewed the Transactions with the rating agencies and expects the impact of the Transactions to be positive to the ratings of both Williams and Williams Partners.

The IDR Waiver and the Unit Private Placement were evaluated, negotiated and approved on behalf of Williams Partners by the conflicts committee of Williams Partners, comprised solely of independent directors, and by the board of directors of Williams Partners GP, and on behalf of Williams by the Williams Board.

Morgan Stanley & Co. LLC and Gibson, Dunn & Crutcher LLP acted as financial and legal advisors, respectively, to Williams. Evercore and Baker Botts L.L.P. acted as financial and legal advisors, respectively, to the conflicts committee of Williams Partners.

About Williams

Williams (NYSE: WMB) is a premier provider of large-scale infrastructure connecting U.S. natural gas and natural gas products to growing demand for cleaner fuel and feedstocks. Headquartered in Tulsa, Okla., Williams owns approximately 72 percent of Williams Partners L.P. (NYSE: WPZ). Williams Partners is an industry-leading, large-cap master limited partnership with operations across the natural gas value chain from gathering, processing and interstate transportation of natural gas and natural gas liquids to petchem production of ethylene, propylene and other olefins. With major positions in top U.S. supply basins, Williams Partners owns and operates more than 33,000 miles of pipelines system wide – including the nation’s largest volume and fastest growing pipeline – providing natural gas for clean-power generation, heating and industrial use. Williams Partners’ operations touch approximately 30 percent of U.S. natural gas. www.williams.com

About Williams Partners

Williams Partners (NYSE: WPZ) is an industry-leading, large-cap natural gas infrastructure master limited partnership with a strong growth outlook and major positions in key U.S. supply basins. Williams Partners has operations across the natural gas value chain from gathering, processing and interstate transportation of natural gas and natural gas liquids to petchem production of ethylene, propylene and other olefins. Williams Partners owns and operates more than 33,000 miles of pipelines system wide – including the nation’s largest volume and fastest growing pipeline – providing natural gas for clean-power generation, heating and industrial use. Williams Partners’ operations touch approximately 30 percent of U.S. natural gas. Tulsa, Okla.-based Williams (NYSE: WMB), a premier provider of large-scale U.S. natural gas infrastructure, owns approximately 72 percent of Williams Partners. www.williams.com

Definitions of Non-GAAP Measures

This news release may include certain financial measures – adjusted EBITDA, distributable cash flow, adjusted income (“earnings”), adjusted earnings per share, cash available for dividends, dividend coverage ratio and cash distribution coverage ratio – that are non-GAAP financial measures as defined under the rules of the Securities and Exchange Commission.

Our segment performance measure, modified EBITDA, is defined as net income (loss) before income (loss) from discontinued operations, income tax expense, net interest expense, equity earnings from equity-method investments, other net investing income, impairments of equity investments and goodwill, depreciation and amortization expense, and accretion expense associated with asset retirement obligations for nonregulated operations. We also add our proportional ownership share (based on ownership interest) of modified EBITDA of equity-method investments.

Adjusted EBITDA further excludes items of income or loss that we characterize as unrepresentative of our ongoing operations and may include assumed business interruption insurance related to the Geismar plant. Management believes these measures provide investors meaningful insight into results from ongoing operations.

Cash available for dividends and other uses is defined as cash received from our ownership in MLPs, cash received (used) by the Williams NGL & Petchem Services segment (other than cash for capital expenditures) less interest, taxes and maintenance capital expenditures associated with Williams and not the underlying MLPs. We also calculate the ratio of cash available for dividends to the total cash dividends paid (dividend coverage ratio). This measure reflects our cash available for dividends relative to actual cash dividends paid.

We define distributable cash flow as adjusted EBITDA less maintenance capital expenditures, cash portion of interest expense, income attributable to noncontrolling interests and cash income taxes, plus WPZ restricted stock unit non-cash compensation expense and certain other adjustments that management believes affects the comparability of results. Adjustments for maintenance capital expenditures and cash portion of interest expense include our proportionate share of these items of our equity-method investments.

We also calculate the ratio of distributable cash flow to the total cash distributed (cash distribution coverage ratio). This measure reflects the amount of distributable cash flow relative to our cash distribution. We have also provided this ratio using the most directly comparable GAAP measure, net income (loss).

This news release is accompanied by a reconciliation of these non-GAAP financial measures to their nearest GAAP financial measures. Management uses these financial measures because they are accepted financial indicators used by investors to compare company performance. In addition, management believes that these measures provide investors an enhanced perspective of the operating performance of the Company’s assets and the cash that the business is generating.

Neither adjusted EBITDA, adjusted income, or cash available for dividends and other uses are intended to represent cash flows for the period, nor are they presented as an alternative to net income or cash flow from operations. They should not be considered in isolation or as substitutes for a measure of performance prepared in accordance with United States generally accepted accounting principles.

Forward-Looking Statements

The reports, filings, and other public announcements of The Williams Companies, Inc. (Williams) and Williams Partners L.P. (WPZ) may contain or incorporate by reference statements that do not directly or exclusively relate to historical facts. Such statements are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements relate to anticipated financial performance, management’s plans and objectives for future operations, business prospects, outcome of regulatory proceedings, market conditions and other matters. We make these forward-looking statements in reliance on the safe harbor protections provided under the Private Securities Litigation Reform Act of 1995.

All statements, other than statements of historical fact, included in this document that address activities, events or developments that we expect, believe or anticipate will exist or may occur in the future, are forward-looking statements. Forward-looking statements can be identified by various forms of words such as “anticipates,” “believes,” “seeks,” “could,” “may,” “should,” “continues,” “estimates,” “expects,” “forecasts,” “intends,” “might,” “goals,” “objectives,” “targets,” “planned,” “potential,” “projects,” “scheduled,” “will,” “assumes,” “guidance,” “outlook,” “in service date” and other similar expressions. These forward-looking statements are based on management’s beliefs and assumptions and on information currently available to management and include, among others, statements regarding:

•	Levels of cash distributions by Williams Partners L.P. (WPZ) with respect to limited partner interests;
•	Levels of dividends to Williams stockholders;
•	Future credit ratings of Williams and WPZ;
•	Amounts and nature of future capital expenditures;
•	Expansion and growth of our business and operations;
•	Financial condition and liquidity;
•	Business strategy;
•	Cash flow from operations or results of operations;
•	Seasonality of certain business components;
•	Natural gas, natural gas liquids, and olefins prices, supply, and demand;
•	Demand for Williams’ services.

Forward-looking statements are based on numerous assumptions, uncertainties and risks that could cause future events or results to be materially different from those stated or implied in this report. Many of the factors that will determine these results are beyond our ability to control or predict. Specific factors that could cause actual results to differ from results contemplated by the forward-looking statements include, among others, the following:

•	Whether WPZ will produce sufficient cash flows to provide the level of cash distributions that we expect;
•	Whether we are able to pay current and expected levels of dividends;
•	Whether we will be able to effectively execute our financing plan including the receipt of anticipated levels of proceeds from planned asset sales;
•	Availability of supplies, including lower than anticipated volumes from third parties served by our midstream business, and market demand;
•	Volatility of pricing including the effect of lower than anticipated energy commodity prices and margins;
•	Potential fluctuations in the market price of WPZ’s common units following our announcement of the Transactions;
•	Inflation, interest rates, fluctuation in foreign exchange rates and general economic conditions (including future disruptions and volatility in the global credit markets and the impact of these events on customers and suppliers);
•	The strength and financial resources of our competitors and the effects of competition;
•	Whether we are able to successfully identify, evaluate and timely execute capital projects and other investment opportunities in accordance with our forecasted capital expenditures budget;
•	Our ability to successfully expand our facilities and operations;
•	Development of alternative energy sources;
•	Availability of adequate insurance coverage and the impact of operational and developmental hazards and unforeseen interruptions;
•	The impact of existing and future laws, regulations, the regulatory environment, environmental liabilities, and litigation, as well as our ability to obtain permits and achieve favorable rate proceeding outcomes;
•	Our costs and funding obligations for defined benefit pension plans and other postretirement benefit plans;
•	Changes in maintenance and construction costs;
•	Changes in the current geopolitical situation;
•	Our exposure to the credit risk of our customers and counterparties;
•	Risks related to financing, including restrictions stemming from debt agreements, future changes in credit ratings as determined by nationally-recognized credit rating agencies and the availability and cost of capital;
•	The amount of cash distributions from and capital requirements of investments and joint ventures in which we participate;

•	Risks associated with weather and natural phenomena, including climate conditions and physical damage to our facilities;
•	Acts of terrorism, including cybersecurity threats and related disruptions; and
•	Additional risks described in our filings with the Securities and Exchange Commission (SEC).

Given the uncertainties and risk factors that could cause our actual results to differ materially from those contained in any forward-looking statement, we caution investors not to unduly rely on our forward-looking statements. We disclaim any obligations to and do not intend to update the above list or announce publicly the result of any revisions to any of the forward-looking statements to reflect future events or developments.

In addition to causing our actual results to differ, the factors listed above and referred to below may cause our intentions to change from those statements of intention set forth in this press release. Such changes in our intentions may also cause our results to differ. We may change our intentions, at any time and without notice, based upon changes in such factors, our assumptions, or otherwise.

Because forward-looking statements involve risks and uncertainties, we caution that there are important factors, in addition to those listed above, that may cause actual results to differ materially from those contained in the forward-looking statements. For a detailed discussion of those factors, see Williams and WPZ’s annual and quarterly reports filed with the SEC and available from Williams’ offices or Williams’ website at www.williams.com.

WPZ Reconciliation of GAAP Net Income to Non-GAAP Modified EBITDA, Adjusted EBITDA and Distributable Cash Flow

2017
(Dollars in billions, except coverage ratios)	Guidance
Net income (loss)	$1.7
Provision (benefit) for income taxes	0.0
Interest expense	0.9
Equity (earnings) losses	(0.5)
Proportional Modified EBITDA of equity-method investments	0.7
Depreciation and amortization expenses and accretion for asset retirement obligations	1.8

Modified EBITDA (1)	$4.6

Adjustments:
Total EBITDA adjustments	$0/0
Adjusted EBITDA (1)	$4.6

Maintenance capital expenditures (2)	($0.5)
Interest expense (cash portion) (3)	(0.9)
Remove amortization associated with Barnett & MidCon contract restructure prepayments (4)	(0.2)
Income attributable to noncontrolling interests, cash taxes and other	(0.2)

Distributable cash flow attributable to Partnership Operations (5)	$2.8

Cash distributions	$2.3

Cash Coverage Ratio (Distributable cash flow attributable to Partnership Operations / Cash distributions) (5)	1.2x

Notes:

*	Assumes 2017 WTI oil price of approximately $55 per barrel and Henry Hub natural gas price of approximately $3.35 per mmbtu
(1)	Includes full year of Geismar operations. Also includes amortization of $240 million associated with the $820 million Barnett & MidCon contract restructure prepayments.
(2)	Includes proportionate share of maintenance capital expenditures of equity investments.
(3)	Includesproportionateshareofinterestexpenseofequityinvestments.
(4)	Amortization of $240 million associated with the $820 million Barnett & MidCon contract restructure prepayments.
(5)	Includes full year of Geismar operations. Excludes amortization of $240 million associated with the $820 million Barnett & MidCon contract restructure prepayments.

WMB Dividend Coverage Ratio

(Dollars in billions, except per share amounts)	2017 Guidance
Distributions from WPZ (accrued / “as declared” basis)	$1.6

Corporate interest	(0.3)

Subtotal	$1.3
WMB cash tax rate	0.0%
WMB cash taxes (excludes cash taxes paid by WPZ)	—
Corporate Capex	< (0.1)

WMB cash available for dividends and other uses	$1.3
WMB dividends paid	(1.0)

Excess cash available after dividends	$0.3

Dividend per share	$1.20

Coverage ratio (1)	1.3	x

Notes:

*	Assumes WTI oil price of approximately $55 per barrel and a Henry Hub natural gas price of approximately $3.35 per mmbtu
*	Williams does not expect to be a U.S. federal income cash taxpayer through at least 2020, excluding taxes on any potential asset monetizations
(1)	WMB cash available for dividends and other uses / WMB dividends paid